Exhibit 99.1

Signing Day Sports Hosts 2025 Military Appreciation Bowl National Combine At The Star In Frisco, Texas

SCOTTSDALE, AZ / GLOBE NEWSWIRE / January 8, 2026 / – Signing Day Sports, Inc. (“Signing Day Sports” or the “Company”) (NYSE American: SGN), the developer of the Signing Day Sports app and platform dedicated to improving the recruiting process for high school athletes and college coaches, today announced the conclusion of the 2025 Military Appreciation Bowl National Combine, held December 18–21 at The Star in Frisco, Texas, the world headquarters and practice facility of the Dallas Cowboys.

The four-day National Combine drew strong participation, with nearly 1,000 student-athletes attending as of final count. Athletes ranged from middle school through high school seniors, reflecting the Company’s continued commitment to providing early and meaningful recruiting exposure across all stages of athlete development.

International participation was a key highlight of the 2025 National Combine. The men’s combine included student-athletes from Australia, Germany, Colombia, Canada, Japan, Mexico, and England. These participants represented their respective countries through NFL Academy programs, underscoring the reach of the Signing Day Sports recruiting platform.

The event also featured participation from the Military Appreciation Women’s Flag Football All-American teams. Twenty-five of the nation’s top women’s flag football athletes took part in the combine events at The Star prior to competing in the Military Appreciation Women’s Flag Football All-American Game, highlighting the continued growth and national recognition of women’s flag football.

“We are excited about the continuing strong participation in our Military Appreciation National and Regional Combine series,” said Daniel Nelson, Chief Executive Officer and Chairman of Signing Day Sports. “The level of international representation at this year’s National Combine was also impressive and speaks to the expanding reach of our platform.”

The Company also announced the launch of its Military Appreciation Bowl Regional Combine Series, beginning in February 2026 in Atlanta, Georgia. The series is expected to include combines in twelve states, including California, Texas, Arizona, Florida, Mississippi, and New Jersey, some of the most competitive high school football regions in the country.

The full Regional Combine schedule is available at www.sdscombines.com.

Signing Day Sports, Inc.

Signing Day Sports’ mission is to help student-athletes achieve their goal of playing college sports. Signing Day Sports’ app allows student-athletes to build their Signing Day Sports recruitment profile, which includes information college coaches need to evaluate and verify them through video technology. For more information on Signing Day Sports, go to https://bit.ly/SigningDaySports.

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, including without limitation, satisfaction of customary closing conditions related to the offering, anticipated proceeds, and the ability to meet stock exchange listing standards, and those described in the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s reports and other filings with the SEC. These risks, uncertainties and other factors are, in some cases, beyond the Company’s control and could materially affect results. If one or more of these risks, uncertainties or other factors become applicable, or if these underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. All subsequent written and oral forward-looking statements concerning Signing Day Sports or any of its affiliates, or other matters and attributable to Signing Day Sports, any of its affiliates, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contacts:

Crescendo Communications, LLC
212-671-1020
SGN@crescendo-ir.com